UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2025

Blaize Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41139	86-2708752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, California		95762
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 916 347-0050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 11, 2025, Blaize Holdings, Inc. (the “Company”) disclosed preliminary revenue, net loss, and an expected range of Adjusted EBITDA in a press release, along with a certain financing transaction as further described below. A copy of the press release (the "Press Release") is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

In the Press Release, the Company also announced a private placement of common stock and warrants (the “Polar Private Placement”) with affiliates of Polar Asset Management Partners (“Polar”), an institutional investor. Pursuant to the Polar Private Placement, the Company agreed to the direct sale of 9,375,000 shares of the Company’s common stock at a purchase price of $3.20 per share and the issuance of 9,375,000 warrants (“Warrants”) to purchase additional shares of the Company’s common stock, resulting in aggregate gross proceeds of approximately $30.0 million, before deducting offering expenses. The Warrants have a term of five years and are immediately exercisable, with an exercise price of $5.00 per share. The Company intends to use the net proceeds from the Polar Private Placement for working capital and general corporate purposes, including advancing commercialization of the Blaize AI platform across key verticals in growth markets where customer demand continues to accelerate, as well as continued development of the Company’s next-generation chip. The Company has granted Polar a right of participation in future capital raising transactions for a one-year period following the Polar Private Placement, subject to certain exceptions and limitations.

Concurrently with the execution of the Polar Private Placement, the Company and Polar entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares underlying the warrants.

The information contained in Item 2.02 and Item 7.01 and in the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 7.01 and in the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blaize Holdings, Inc.

Date:	November 12, 2025	By:	/s/ Dinakar Munagala
		Name:	Dinakar Munagala
		Title:	Chief Executive Officer